Item 5. Other Events.

On October 28, 2003, BWC Financial Corp. issued a press release announcing a cash dividend. A copy of such press release is attached, and incorporated herein by reference as Exhibit 99.1.

Exhibit 99.1

October 28, 2003

                                                        For further information,
                                                         Contact: James L. Ryan
                                                           Bank of Walnut Creek
                                                        (925) 932-5353 Ext. 200
Walnut Creek, CA . . .

                          BWC FINANCIAL CORP. DECLARES CASH DIVIDEND

     BWC Financial  Corp.  announced  that its Board of Directors has declared a quarterly  cash  dividend  of  $0.06  per  share to be  distributed  on or about
November  18,  2003,  to  shareholders  of record as of  November  10, 2003.

     BWC Financial Corp. is the holding company for Bank of Walnut Creek and BWC
Mortgage Services.  Founded in 1980, the Bank’s headquarters and main office are at 1400 Civic Drive, Walnut Creek.  Additional branch offices are in Orinda, San
Ramon, Danville,  Pleasanton,  and Livermore,  with regional business centers in
Fremont and San Jose. BWC Mortgage Services, with headquarters in San Ramon, has mortgage consultants in each Bank office.

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Nasdaq: BWCF
http://www.bowc.com